STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is made and entered into as of this 4th day of June, 2003, by and between The Roy F. and Joann Cole Mitte Foundation, a Texas nonprofit corporation (the "Foundation"), and American Physicians Service Group, Inc., a Texas corporation ("Purchaser").

                                    RECITALS
         WHEREAS, Purchaser desires to purchase from the Foundation, and the Foundation desires to sell to Purchaser, 312,484 shares (the "Shares") of common stock, par value $.20 per share (the "Common Stock"), of Financial Industries Corporation, a Texas corporation (the "Company"), owned by the Foundation at a purchase price equal to $14.64 per share (the "Share Price") and under the other terms and conditions set forth herein;
         WHEREAS, the Foundation desires that the Purchase (as defined below) shall count towards the amounts of shares of Common Stock for which the Foundation must receive purchase offers as more fully described in Section 2.4 of that certain Compromise Settlement Agreement and Mutual Release, dated as of May 15, 2003, between the Company, Robert Bender, Roy F. Mitte, Joann Cole Mitte, Scott Mitte, Jan Mitte and the Foundation (the "Settlement Agreement");
         WHEREAS, the Foundation intends that, at the time the Purchase is consummated pursuant to the terms hereof, the Shares will not be subject to the proxy described in Section 2.1 of the Settlement Agreement or any other terms of the Settlement Agreement.
                                    AGREEMENT
         For and in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        SALE OF SHARES.
1.1 PURCHASE AND SALE; Closing. Subject to the terms and conditions of this Agreement, and in reliance on the respective representations and warranties of the Foundation and Purchaser, Purchaser hereby acquires from the Foundation, and the Foundation sells to Purchaser (the "Purchase"), the Shares. The aggregate purchase price for the Shares (the "Purchase Price") shall be $4,574,766. The Purchase Price shall be paid in cash, tendered by Purchaser by wire transfer of immediately available funds to the Foundation in accordance with the Foundation's wire transfer instructions set forth on Exhibit A attached hereto at the closing of the Purchase (the "Closing"). The Shares acquired in the Purchase shall be delivered to Purchaser at the Closing, free and clear of any and all liens, claims, security interests, pledges, mortgages, restrictions or encumbrances of any kind (the "Encumbrances"), other than those restrictions arising from applicable federal and state securities laws. The Closing shall occur concurrently with the execution of this Agreement and at such place and time as the parties may mutually agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

1.2      CLOSING DELIVERIES.  AT THE CLOSING:

(a) THE FOUNDATION. The Foundation shall deliver, or cause to be delivered, to Purchaser the following:
(i) a certificate or certificates representing the Shares registered in the Foundation's name, together with a duly executed stock power endorsed to Purchaser; (ii) a receipt for the payment of the Purchase Price received by the Foundation; and (iii) a copy of a unanimous consent of the Directors of the Foundation authorizing the Foundation to execute and deliver this Agreement and consummate the transactions contemplated hereby.

(b) PURCHASER. Purchaser shall deliver, or cause to be delivered, to the Foundation the Purchase Price by wire transfer of immediately available funds.

1.3 SALES AND TRANSFER TAXES. Any taxes, fees and other charges of any kind imposed by any governmental or taxing authority and any transfer, recording or similar fees and charges arising out of or in connection with the transactions contemplated by this Agreement shall be borne by the party primarily responsible for such taxes and other fees and charges under applicable law.

Section 2.
REPRESENTATIONS AND WARRANTIES OF THE FOUNDATION. The Foundation hereby represents and warrants to Purchaser that:

2.1 AUTHORITY. The Foundation is a nonprofit corporation validly existing and in good standing under the laws of the State of Texas. The Foundation has full power and authority to execute, deliver and perform this Agreement and any other agreements, documents and instruments contemplated by this Agreement (collectively, the "Documents") to which it is a party. The execution, delivery

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

and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the directors of the Foundation (the "Board") and no other proceedings or actions on the part of the Foundation are necessary to authorize this Agreement or any of the Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby. This Agreement and such Documents have been and will be duly and validly executed and delivered by the Foundation, and, assuming this Agreement and such Documents constitute the valid and binding obligations of Purchaser, this Agreement and such Documents constitute valid and binding agreements of the Foundation, enforceable against the Foundation in accordance with their terms.

2.2 SHARE OWNERSHIP. The Foundation is the sole record owner and beneficial owner of the Shares. The Foundation has good and valid title to the Shares, free and clear of any Encumbrances except restrictions arising from applicable federal and state securities laws. No person or entity has a right to acquire or direct the disposition, or holds a proxy or other right to vote or direct the vote, of the Shares. Other than this Agreement, there is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (a) calls for the sale, pledge or other transfer or disposition of any of the Shares, any interest therein or any rights with respect thereto, or relates to the voting, disposition, exercise, conversion or control of the Shares, or (b) obligates the Foundation to grant, offer or enter into any of the foregoing.

2.3 SHARES. The sale by the Foundation of the Shares and the delivery of the certificates representing the Shares to Purchaser against receipt of payment therefor pursuant hereto will transfer to Purchaser good and valid title to the Shares, free and clear of all Encumbrances (a) except restrictions arising from applicable federal and state securities laws, and (b) Encumbrances created by Purchaser.

2.4 NONCONTRAVENTION. The execution, delivery and performance of this Agreement and the Documents to which it is a party by the Foundation does not and will not
(a) violate or conflict with or result in a breach of any provision of the organizational documents of the Foundation, (b) violate or conflict with any law or order, writ, judgment, injunction, decree, stipulation, determination, or award (a "Governmental Order") entered into by or with any federal, state, local, or any foreign government, governmental, regulatory, or administrative

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

authority, agency or commission or any court (a "Governmental Authority") applicable to the Foundation or any of its assets and properties, or (c) conflict with, result in any violation or breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any notice or consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, the triggering of any payment by, or the increase in other obligation of, the Foundation or the creation of any Encumbrance on any assets or properties of the Foundation pursuant to any material contract, license, permit, franchise or other instrument or arrangement to which the Foundation is a party or by which it, or any of such assets or properties is bound or affected, except for, in the case of clauses (b) and (c), such conflicts, violations, breaches, defaults or other occurrences that would not
(i) materially impair the ability of the Foundation to perform its obligations under this Agreement or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

2.5 CONSENTS AND APPROVALS. No consent from or filing with any person or entity (including, without limitation, any Governmental Authority) on the part of the Foundation is required in connection with the execution or delivery by the Foundation of this Agreement or any of the Documents to which it is a party or the consummation by the Foundation of the transactions contemplated hereby or thereby, other than (a) filings with the Securities and Exchange Commission (the "SEC") and state securities laws administrators and the National Association of Securities Dealers and (b) the filing of appropriate documents with, and to the extent necessary, approval of, the Commissioners of Insurance of the State of Washington and State of Texas and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company or its subsidiaries is domiciled or does business.

2.6 BROKER'S FEES. The Foundation has not entered into any agreement, arrangement or understanding with any person or entity that will result in the obligation of Purchaser or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

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

Section 3.        REPRESENTATIONS OF PURCHASER.
Purchaser represents and warrants to the Foundation that:

3.1 AUTHORITY. Purchaser is validly existing and in good standing under the laws of the State of Texas. Purchase has full power and authority to execute, deliver and perform this Agreement and any Documents to which it is a party. The execution, delivery and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Purchaser and no other proceedings or actions on the part of Purchaser are necessary to authorize this Agreement or any of the Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby. This Agreement and such Documents have been and will be duly and validly executed and delivered by Purchaser, and, assuming this Agreement and such Documents constitute the valid and binding obligations of the Foundation, this Agreement and such Documents constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms.

3.2 NONCONTRAVENTION. The execution, delivery and performance of this Agreement and the Documents to which it is a party by Purchaser does not and will not (a) violate or conflict with or result in a breach of any provision of the organizational documents of Purchaser, (b) violate or conflict with any law or Governmental Order applicable to Purchaser or any of its assets and properties, or (c) conflict with, result in any violation or breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any notice or consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, the triggering of any payment by, or the increase in other obligation of, Purchaser or the creation of any Encumbrance on any assets or properties of Purchaser pursuant to any material contract, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which it, or any of its assets or properties is bound or affected, except for, in the case of clauses (b) and (c), such conflicts, violations, breaches, defaults or other occurrences that would not (i) materially impair the ability of Purchaser to perform its obligations under this Agreement or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

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

3.3 CONSENTS AND APPROVALS. No consent from or filing with any person or entity (including, without limitation, any Governmental Authority) on the part of Purchaser is required in connection with the execution or delivery by Purchaser of this Agreement or any of the Documents to which it is a party or the consummation by Purchaser of the transactions contemplated hereby or thereby, other than (a) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers and (b) the filing of appropriate documents with, and to the extent necessary, approval of, the Commissioners of Insurance of the State of Washington and State of Texas and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company or its subsidiaries is domiciled or does business.

3.4      INVESTMENT REPRESENTATIONS.  PURCHASER:

(a) is an accredited investor, and has not retained or consulted with any purchaser representative, as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with its execution of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby;

(b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company;

(c) will acquire the Shares for its own account for investment and not with the view toward resale or redistribution in a manner that would require registration under the Securities Act; and

(d) is able to bear the economic riskof an investment in the Shares.

3.5 BROKER'S FEES. Purchaser has not entered into any agreement, arrangement or understanding with any person or entity that will result in the obligation of the Foundation to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

Section 4. COVENANTS.
4.1 EXPENSES. All expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such expenses.

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

4.2 CONFIDENTIALITY; PUBLICITY.
(a) CONFIDENTIALITY. Each party shall, and shall cause its officers, directors, employees, affiliates, agents and representatives to, not disclose to any other person or entity (other than its affiliates, agents and representatives bound by obligations of confidentiality) or use (other than to perform its obligations under this Agreement) any Confidential Information of the other party without the prior written consent of such other party. "Confidential Information" means, with respect to a party, information (i) that is designated as such orally or in writing by that party when or before it is disclosed to the other party or (ii) that the receiving party may reasonably be expected to know, based on the nature of the information or the circumstances of its disclosure, the disclosing party maintains in confidence. Without limiting the previous sentence, information regarding the transactions described in this Agreement and the Documents is Confidential Information of both parties. This Section 4.2(a) does not apply to any disclosure (i) required by any law, any rule or regulation of any Governmental Authority, or any Governmental Order; (ii) required to comply with the disclosure requirements of the Securities and Exchange Commission, the Nasdaq National Market, or other securities exchanges; or (iii) to employees, officers, directors, attorneys, and advisors of the disclosing party as necessary or desirable for the conduct of the business of the disclosing party, provided that prior to such disclosure, such persons shall be bound by an obligation of confidentiality substantially similar to the confidentiality obligations hereunder; provided, however, if a party is required under this
Section 4.2(a) to disclose any Confidential Information of the other party, the disclosing party shall use reasonable commercial efforts, to the extent legally permissible, to (x) notify the other party in advance of such disclosure and (y) if requested, assist the other party in contesting such disclosure (at the expense of such other party).

(b) PUBLICITY. Neither party nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without a prior consultation of the other party, except as may be required by any law, any rule or regulation of any Governmental Authority, or any Governmental Order or by the disclosure requirements of the Securities and Exchange Commission, the Nasdaq National Market, or other securities exchanges, and will use reasonable efforts to provide copies of such release or other announcement to the other party, and give due consideration to such comments as the other party may have, prior to such release.

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

Section 5.
INDEMNIFICATION.

5.1 SURVIVAL. The representations, warranties covenants and other agreements of the parties contained herein or in any Document shall survive the Closing.

5.2 INDEMNIFICATION BY THE FOUNDATION. The Foundation shall indemnify Purchaser and its affiliates, partners, principals, officers, directors, managers, members, employees, independent contractors, agents, representatives, and other similarly situated parties, and the successors, heirs and personal representatives of any of them (collectively, "Purchaser Indemnified Parties"), against and hold them harmless from any and all damage, claim, loss, reasonable liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any Purchaser Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of the Foundation contained herein or in any Document to which the Foundation is a party. Purchaser acknowledges that in connection with this Agreement and the transactions contemplated hereby, except for the representations, warranties, covenants and other agreements of the Foundation contained herein or in any Document to which the Foundation is a party, Purchaser has not relied in any respect on the Foundation to provide Purchaser information regarding the Company and the Foundation has provided no such information. Notwithstanding the provisions of this Section 5.2, the maximum liability (the "Maximum Liability") of the Foundation under this Agreement shall be the aggregate amount paid to the Foundation by Purchaser for the Shares.

5.3 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify the
Foundation and its affiliates, partners, principals, officers, directors, employees, independent contractors, agents, representatives and other similarly situated parties, and the successors, heirs and personal representatives of any of them (collectively, the "Foundation Indemnified Parties"), against and hold them harmless from any and all Damages incurred or suffered by any Foundation Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of Purchaser contained herein or in any Document. Notwithstanding the provisions of this Section 5.3, the maximum liability of Purchaser under this Agreement shall be the aggregate amount paid by Purchaser to the Foundation for the Shares acquired by Purchaser.


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

5.4 INDEMNIFICATION; NOTICE AND SETTLEMENTS. A party seeking indemnification pursuant to Section 5.2 or 5.3 (an "Indemnified Party") with respect to a claim, action or proceeding initiated by a person or entity that is not a Purchaser Indemnified Party or a Foundation Indemnified Party shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, unless such failure shall prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense. If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 5.4, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (a) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (b) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party. Under such circumstances, the Indemnifying Party shall reimburse the Indemnified Party for the Indemnified Party's reasonable attorney's fees and expenses. The Indemnifying Party may settle any such action or claim at its own expense, provided that the Indemnifying Party shall not settle any such action or claim or consent to the entry of any judgment without the prior written consent of the Indemnified Party if such settlement or judgment (i) includes any admission of wrongdoing by the Indemnified Party or any of the Indemnified Party's officers, directors, employees or controlling persons (the "Indemnified Party's Representatives"), (ii) includes any consent to any type of injunctive relief affecting the Indemnified Party or any of the Indemnified Party's Representatives, (iii) excludes an unconditional release by the person or entity


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asserting such action or claim of the Indemnified Party and the Indemnified
Party's Representatives from all liability with respect to such action or claim, or (iv) requires the Indemnified Party or any of the Indemnified Party's Representatives to undertake any obligations or incur any costs that are not paid in advance by the Indemnifying Party.

Section 6. MISCELLANEOUS.

6.1 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise without the prior written consent of the parties hereto, which consent may be granted or withheld in the sole discretion of the parties. Subject to the preceding sentence, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the permitted respective successors, assigns, heirs, executors and administrators of the parties hereto.

6.2 Entire Agreement. This Agreement, including the Documents and all schedules and exhibits hereto, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matters.

6.3 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by telecopy shall be considered for all purposes to be the same as original signatures.

6.4 SEVERABILITY. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.

6.5 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, IRRESPECTIVE OF ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE OF ANY JURISDICTION THAT MIGHT REFER THE

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GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAWS OF ANY OTHER
JURISDICTION. THIS AGREEMENT CAN BE PERFORMED IN WHOLE OR IN PART IN TRAVIS COUNTY, TEXAS, AND VENUE FOR ANY ACTION RELATING TO THIS AGREEMENT SHALL BE PROPER ONLY IN FEDERAL OR STATE COURTS LOCATED WITHIN TRAVIS COUNTY, TEXAS. EACH PARTY AGREES THAT IT MUST BRING ANY ACTION RELATED TO THIS AGREEMENT OR ANY DOCUMENT ONLY IN THE FEDERAL OR STATE COURTS LOCATED WITHIN TRAVIS COUNTY, TEXAS.

6.6 NOTICES. Any notices or demands required or permitted to be given hereunder shall be deemed sufficiently given if in writing and delivered, transmitted or mailed (with all postage and charges prepaid), addressed to the recipient at the address provided below, or at such other address as any party may from time to time designate by written notice to the other parties given in accordance with this Section 6.6. Any such notice, if personally delivered or transmitted by facsimile, shall be deemed to have been given on the date so delivered or transmitted or, if mailed, be deemed to have been given on the day after such notice is placed in the United States mail in accordance with this
Section 6.6.
           Foundation:          The Roy F. and Joann Cole Mitte Foundation
                                6836 Bee Caves Road
                                Suite 262
                                Austin, Texas  78746
                                Facsimile No.: (512) 617-6334

           Purchaser:           American Physicians Service Group, Inc.
                                1301 Capital of Texas Hwy., Suite C-300
                                Austin, Texas 78746
                                Attn: Chairman and Chief Executive Officer
                                Facsimile No.: (512) 314-4398

6.7 FURTHER ASSURANCES. Each party of this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary to appropriately carry out the intent and purposes of this Agreement and the Documents and the transactions contemplated hereby and thereby. Each party will use its good faith efforts to carry out and comply with the provisions of this Agreement.

6.8 No Third-Party Beneficiaries. Except as provided in Sections 5.2 and 5.3, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

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6.9 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties.

                            [Signature page follows]

                                 SIGNATURE PAGE

                                       TO

                            STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

FOUNDATION:                      THE ROY F. AND JOANN COLE MITTE FOUNDATION



                    By:   /s/ Roy F. Mitte
                          ---------------------------------
                    Name: Roy F. Mitte
                          ---------------------------------
                    Title: President
                          ---------------------------------


PURCHASER:                        AMERICAN PHYSICIANS SERVICE GROUP, INC.



                    By: /s/ Kenneth S. Shifrin
                        ------------------------------------
                    Name:    Kenneth S. Shifrin
                        -----------------------------------
                    Title:   Chairman of the Board and Chief Executive Officer
                        ------------------------------------------------------